Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151680, 333-117092, 333-108114, 333-84974, 333-34160) and Form S-3 (No. 333-164339, 333-146522) of LodgeNet Interactive Corporation of our report dated March 14, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 14, 2011